NSAR ITEM 77O
                                      2000
                               VK High Yield Fund
                               10f-3 Transactions

UNDERWRITING #       UNDERWRITING            PURCHASED FROM      AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                                     PURCHASED
      1          Level 3 Communication    Salomon, Smith Barney        $450,000           0.056%             02/24/00
      2          Level 3 Communication      Salomon, Smith           $1,500,000           0.222%             02/24/00
                                                Barney
      3           Madison River Comm          Goldman Sachs          $2,000,000           1.000%             02/14/00
      4          Republic of Phippines           Lehman              $2,000,000           0.100%             03/10/00



Underwriting Participants:

Underwriters for #1 and #2
--------------------------

Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Chase Securities Inc.
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation
BNY Capital Markets, Inc.
First Union Securities, Inc.


Underwriters for #3
-------------------

Goldman, Sachs & Co.
Chase Securities Inc.
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.


Underwriters for #4
-------------------

Lehman Brothers Inc.
Salomon Smith Barney Inc.
ABN AMRO Incorporated
Chase Securities Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Morgan Stanley & Co. Incorporated